Norfolk Southern Corporation

Officers' Deferred Compensation Plan

Article IX of the Norfolk Southern Corporation Officers' Deferred Compensation Plan ("Plan") gives the Board of Directors of Norfolk Southern Corporation the authority to amend the Plan by resolution at any time.

The Board hereby amends the Plan by adding the following as a new paragraph at the end of Article XII, Designation of Beneficiary:

Notwithstanding anything to the contrary in Article XV, if an estate is entitled to receive payments from the Plan following the death of a Participant or Beneficiary, the executor of the estate may direct the Corporation to make payments under the Plan to the beneficiary or beneficiaries, as identified by the executor, of said estate.  The Plan Administrator may, in his discretion, limit the number of Beneficiaries designated by a Participant and the number of designees designated by an executor of an estate.

In addition, the Board amends Article XX, Effective Date, as follows:

The effective date of the Plan is January 1, 1987, as amended effective January 1, 2008.